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                  HYDRON TECHNOLOGIES, INC. AND SUBSIDIARIES
        Exhibit (11) - Statement Re: Computation of Earnings Per Share


                                        Three Months            Three Months
                                           Ended                   Ended
                                         March 31,                March 31,
                                           1997                     1996
                                    --------------------    --------------------

PRIMARY
Average shares outstanding                   24,035,643              22,639,816
Net effect of dilutive stock
    options - based on the
    treasury stock method using
    average market price                        125,730                  83,313
                                    --------------------    --------------------

Totals                                       24,161,373              22,723,129
                                    ====================    ====================

Net income                          $            89,686     $           815,672
                                    ====================    ====================

Per share amount                    $              0.00     $              0.04
                                    ====================    ====================


FULLY DILUTED
Average shares outstanding                   24,035,643              22,639,816
Net effect of dilutive stock
    options - based on the
    treasury stock method using
    year-end market price                       125,730                 413,326
                                    --------------------    --------------------

Totals                                       24,161,373              23,053,142
                                    ====================    ====================

Net income                          $            89,686     $           815,672
                                    ====================    ====================

Per share amount                    $              0.00     $              0.04
                                    ====================    ====================

                                  EXHIBIT 11